EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned officers and/or directors of USI Holdings Corporation, a Delaware corporation, do and each of them does, hereby constitute and appoint David L. Eslick and Robert S. Schneider, his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him and in his name, place and stead, to sign the USI Holdings Corporation Form 10-K for the year ended. December 31, 2005 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/S/ DAVID L. ESLICK David L. Eslick	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	March 10, 2006

/S/ ROBERT S. SCHNEIDER Robert S. Schneider	Chief Financial Officer (Principal Financial Officer)	March 10, 2006

/S/ DAVID A. HESS David A. Hess	Vice President, Finance (Principal Accounting Officer)	March 10, 2006

/S/ RICHARD M. HAVERLAND Richard M. Haverland	Director	March 10, 2006

/S/ THOMAS A. HAYES Thomas A. Hayes	Director	March 10, 2006

/S/ RONALD E. FRIEDEN Ronald E. Frieden	Director	March 10, 2006

/S/ L. BEN LYTLE L. Ben Lytle	Director	March 10, 2006

/S/ ROBERT A. SPASS Robert A. Spass	Director	March 10, 2006

/S/ ROBERT F. WRIGHT Robert F. Wright	Director	March 10, 2006

William L. Atwell	Director